Exhibit 10.44

MERITAGE HOSPITALITY GROUP INC.
2004 DIRECTORS’ SHARE EQUITY PLAN
OPTION AGREEMENT

         (1)    Meritage Hospitality Group Inc., a Michigan corporation (the “Company”), hereby grants to the Optionee named below an Option to purchase, in accordance with and subject to the terms and restrictions of this Option Agreement and of the Company’s 2004 Directors’ Share Equity Plan (“Plan”), a copy of which is attached hereto or was previously distributed to the Optionee, the number of common shares of the Company at the price set forth below as follows:

Optionee:

No. of Shares Covered by Option:

Option Price Per Share:

Date of Grant:

Expiration Date:

         (2)    This Option may be exercised at any time following six months after the Date of Grant for the number of shares specified by written notice delivered to the Secretary of the Company accompanied by full payment, in the manner and subject to the conditions set forth in the Plan, for the number of shares in respect of which it is exercised. If any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Bylaws of the Company to effect due issuance of the shares, the Company shall take such action and the date for delivery of such shares shall be extended for the period necessary to take such action.

        (3)    This Option is not transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act. This Option is subject to termination as provided in the Plan.

         (4)    The term of each Option shall be ten years from the date of grant.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this _____ day of __________, 200__.

MERITAGE HOSPITALITY GROUP INC. BY: —————————————— ITS: ——————————————

        I hereby accept the above Option to purchase common shares of Meritage Hospitality Group Inc. granted above in accordance with and subject to the terms and conditions of this Agreement and of its 2004 Directors’ Share Equity Plan and agree to be bound thereby.

Date Accepted:

——————————————	—————————————— Optionee